Exhibit 99.2

For Immediate Release	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

PRICES PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, CA, June 18, 2020 – Kratos Defense & Security Solutions, Inc. (“Kratos”) (Nasdaq: KTOS), a leading National Security Solutions provider, today announced the pricing of an underwritten offering of 13,500,000 shares of its common stock at a public offering price of $16.25 per share pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The net proceeds to Kratos from the offering, after deducting underwriting discounts and commissions, are expected to be approximately $209.0 million. Kratos has also granted the underwriters a 30-day option to purchase up to an additional 2,025,000 shares of common stock. All of the shares in the offering are to be sold by Kratos. The offering is expected to close on June 23, 2020, subject to customary closing conditions.

Kratos expects to use the net proceeds from this offering for general corporate purposes, including for potential strategic “tuck-in” acquisitions, to further position the Company for projected growth from new and anticipated increased production and to facilitate its long-term strategy.

Goldman Sachs & Co. LLC is acting as sole book-running manager for the offering. Baird and Canaccord Genuity are acting as senior co-managers for the offering. SunTrust Robinson Humphrey, Benchmark Company, B.Riley FBR, Noble Capital Markets and Academy Securities are acting as co-managers for the offering.

The securities described above are being offered pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-220339) that was previously filed by Kratos with the SEC and automatically became effective upon filing on September 5, 2017. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at www.sec.gov.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ:KTOS) develops and fields transformative, affordable technology, platforms and systems for United States National Security related customers, allies and commercial enterprises. Kratos is changing the way breakthrough technology for these industries are rapidly brought to market through proven commercial and venture capital backed approaches, including proactive research and streamlined development processes. Kratos specializes in unmanned systems, satellite communications, cyber security/warfare, microwave electronics, missile defense, hypersonic systems, training and combat systems, and next-generation turbojet and turbo-fan engine development.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, Kratos’ expectations regarding the sale of shares of its common stock in the proposed public offering, use of the expected proceeds from the proposed public offering and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Although Kratos believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements including, but not limited to: risks and uncertainties related to market conditions, the satisfaction of customary closing conditions related to the proposed public offering, and general economic factors. There can be no assurance that Kratos will be able to complete the proposed public offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 29, 2019, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.